Filed Pursuant to Rule 433(a)

Registration Nos. 333-129972 and

333-129972-01

Computational Materials

$755,523,000

(Approximate)

Accredited Mortgage Loan Trust 2007-1

Asset-Backed Notes

Accredited Home Lenders, Inc.

(Sponsor and Servicer)

LEHMAN BROTHERS

JANUARY 22, 2007

The depositor has filed with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 9519.

The depositor has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

This preliminary termsheet does not contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this preliminary termsheet is preliminary and is subject to completion or change. The information in this preliminary termsheet, if conveyed prior to the time of your contractual commitment to purchase any of the securities, supersedes information contained in any prior similar materials relating to these securities. This preliminary termsheet is not an offer to sell or solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, asset-backed securities and the asset pools backing them are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance. As a result, you may commit to purchase securities with characteristics that may change materially, and all or a portion of the securities may not be issued with material characteristics described in these materials. Our obligation to sell securities to you is conditioned on those securities having the material characteristics described in these materials. If that condition is not satisfied, we will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities you committed to purchase, and there will be no liability between us as a consequence of the non-delivery. However, unless the class of securities you committed to purchase has been eliminated, we will provide you with revised offering materials and offer you an opportunity to purchase that class, as described in the revised offering materials.

The depositor has filed with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 9519.

$755,523,000

(Approximate)(1)(4)

Accredited Mortgage Loan Trust 2007-1

Asset-Backed Notes

Overview of the Notes

Notes	Approximate Note Principal Balance(1) (4)	Credit Enhancement (Initial / Fully Funded)	Interest Rate (5)	Estimated WAL (yrs) (Call /Mat)(2)	Principal Payment Window (Call / Mat)(2) (3)	Expected S&P/Moody’s Ratings
A-1	311,472,000	15.45 / 17.65	LIBOR + [ ]%	1.00 / 1.00	1 - 23 / 1 - 23	AAA/Aaa
A-2	57,693,000	15.45 / 17.65	LIBOR + [ ]%	2.00 / 2.00	23 - 26 / 23 - 26	AAA/Aaa
A-3	205,650,000	15.45 / 17.65	LIBOR + [ ]%	3.45 / 3.45	26 - 72 / 26 - 72	AAA/Aaa
A-4	67,513,000	15.45 / 17.65	LIBOR + [ ]%	6.79 / 8.87	72 - 83 / 72 - 192	AAA/Aaa
M-1	26,211,000	12.00 / 14.20	LIBOR + [ ]%	3.47 / 3.47	39 - 48 / 39 - 48	AA+/Aa1
M-2	19,754,000	9.40 / 11.60	LIBOR + [ ]%	5.19 / 5.19	48 - 82 / 48 - 82	AA+/Aa2
M-3	12,152,000	7.80 / 10.00	LIBOR + [ ]%	6.90 / 9.34	82 -83 / 82 - 156	AA/Aa3
M-4	10,255,000	6.45 / 8.65	LIBOR + [ ]%	4.73 / 5.18	39 -83 / 39 - 134	AA-/A1
M-5	10,255,000	5.10 / 7.30	LIBOR + [ ]%	4.72 / 5.15	38 -83 / 38 - 129	A+/A2
M-6	9,876,000	3.80 / 6.00	LIBOR + [ ]%	4.70 / 5.09	38 -83 / 38 - 123	A/A3
M-7	8,736,000	2.65 / 4.85	LIBOR + [ ]%	4.70 / 5.04	38 -83 / 38 - 116	A-/Baa1
M-8	8,356,000	1.55 / 3.75	LIBOR + [ ]%	4.69 / 4.96	37 -83 / 37 - 108	BBB+/Baa2
M-9	7,600,000	0.55 / 2.75	LIBOR + [ ]%	4.68 / 4.83	37 - 83 / 37 - 98	BBB/Baa3

(1)	The principal balances of the notes are calculated using the scheduled principal balances of the mortgage loan pool as of the Cut-off Date.
(2)	Assuming payment based on the prepayment pricing speeds outlined in “Key Terms—Pricing Prepayment Assumption” and to Optional Clean-up Call.
(3)	The Final Stated Maturity Date for the notes is the Payment Date in February 2037.
(4)	The principal balance of the notes will be subject to an upward or downward variance of no more than approximately 5%.
(5)	The lesser of (i) one-month LIBOR plus the related margin (subject to the Step-Up Coupon provisions), (ii) the Available Funds Cap, and (iii) a 14.00% hard cap.

Selected Mortgage Pool Data (6)

	Adjustable	Fixed	Aggregate
Scheduled Principal Balance ($):	$406,262,642	$353,439,481	$759,702,123
Number of Mortgage Loans:	1,929	2,411	4,340
Average Scheduled Principal Balance ($):	$210,608	$146,595	$175,047
Weighted Average Gross Coupon (%):	7.823%	7.793%	7.809%
Weighted Average Net Coupon (%): (7)	7.319%	7.289%	7.305%
Weighted Average FICO Score:	614	633	623
Weighted Average Original LTV Ratio (%) (8):	77.05%	75.81%	76.47%
Weighted Average Stated Remaining Term (mos.):	358	339	350
Weighted Average Seasoning (mos.):	2	1	1
Weighted Average Months to Roll: (9)	35	N/A	35
Weighted Average Gross Margin (%): (9)	4.657%	N/A	4.657%
Weighted Average Initial Rate Cap (%): (9)	1.507%	N/A	1.507%
Weighted Average Periodic Rate Cap (%) : (9)	1.506%	N/A	1.506%
Weighted Average Gross Maximum Lifetime Rate (%): (9)	14.809%	N/A	14.809%

(6)	All percentages calculated herein are percentages of scheduled principal balance of the mortgage loan pool, as of the Cut-off Date, unless otherwise noted.
(7)	The Weighted Average Net Coupon is equivalent to the Weighted Average Gross Coupon less the servicing fee and trustee fee.
(8)	LTV in this table and hereafter will be defined as LTV for first lien loans and CLTV for second lien loans.
(9)	Calculated based on the aggregate scheduled principal balance of the adjustable rate mortgage loans, as of the Cut-off Date.

Time Table

Closing Date:	On or about January 30, 2007

Cut-off Date:	The close of business on January 1, 2007.

Pricing Date:	Week of January 22, 2007

First Payment Date:	February 26, 2007

Final Stated Maturity Date:	Payment Date in February 2037

The depositor has filed with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 9519.

Key Terms

Offered Notes:	Class A Notes and Class M Notes

Class A Notes:	Class A-1, A-2, A-3 and A-4 Notes

Class M Notes:	Class M-1, M-2, M-3, M-4, M-5, M-6, M-7, M-8 and M-9 Notes

Issuing Entity:	Accredited Mortgage Loan Trust 2007-1. The Issuing Entity will be expected to be a Delaware statutory trust and wholly owned by the Depositor.

Servicer:	Accredited Home Lenders, Inc.

Depositor:	Accredited Mortgage Loan REIT Trust, a Maryland real estate investment trust

Lead Manager:	Lehman Brothers Inc.

Co-Managers:	Banc of America Securities LLC, Bear, Stearns & Co. Inc., HSBC Securities (USA) Inc.

Indenture Trustee:	Deutsche Bank National Trust Company

Owner Trustee:	U.S. Bank Trust National Association

Swap Provider:	[TBD]

Cap Provider:	[TBD]

Servicing Fee:	50.00 bps per annum

Trustee Fee:	0.40 bps per annum

Payment Date:	25th day of the month, or if the 25th day of the month is not a business day, the next business day.

Record Date:	For any Payment Date, the last business day immediately preceding the related Payment Date.

Delay Days:	0 day delay

Prepayment Period:	For any Payment Date, the period commencing on the 16th day of the month preceding the month in which the Payment Date occurs (or in the case of the first Payment Date, the Cut-off Date) and ending on the 15th day of the month in which such Payment Date occurs.

Due Period:	For any Payment Date, the period commencing on the 2nd business day of the month preceding the month in which the Payment Date occurs and ending on the 1st day of the month in which such Payment Date occurs.

Day Count:	Actual/360 basis

Interest Accrual Period:	For any Payment Date, the period commencing on the prior Payment Date (or in the case of the first Payment Date, from the Closing Date) and ending on the day preceding such Payment Date.

Pricing Prepayment Assumption:

Adjustable-rate Mortgage Loans are assumed to prepay at 5% CPR in month 1 of the life of the loan, building linearly to 30% CPR in month 12, 30% CPR from month 12 to month 24, 60% CPR from month 25 to 27, and 35% CPR in month 28 and thereafter.

Fixed-rate Mortgage Loans are assumed to prepay at 5% CPR in month 1 of the life of the loan, building linearly to 24% CPR over 12 months, and remaining at 24% CPR thereafter.

The Mortgage Loans:	On the Closing Date, the assets of the trust will include a pool of 4,340 subprime, fixed and adjustable rate, first and second lien, fully amortizing, interest only, and balloon residential mortgage loans with an aggregate scheduled principal balance of approximately $759,702,123.

Delinquency Advances:	The Servicer will advance principal and interest, subject to recoverability.

Compensating Interest:	For any Payment Date, the Servicer will fund an amount equal to the lesser of (i) the aggregate of the prepayment interest shortfalls on the mortgage loans for the related Payment Date resulting from principal prepayments in full during the related Prepayment Period and (ii) its aggregate Servicing Fee with respect to the related Due Period.

The depositor has filed with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 9519.

Optional Clean-up Call:	The Depositor may, at its option, terminate the Issuing Entity on any Payment Date following the Payment Date when the outstanding principal balance of the Notes is equal to or less than 10% of the original principal balance of the Notes, after giving effect to distributions on that Payment Date.

Denomination:	$25,000 and integral multiples of $1,000 in excess thereof. Minimum investment amount must be $100,000.

Registration:	Book-entry through DTC, Euroclear and Clearstream.

SMMEA Eligibility:	The notes are not expected to be SMMEA eligible.

ERISA Eligibility:	The notes are expected to be ERISA eligible, provided the investors meet the requirements of certain investor-based or statutory exemptions as described in the prospectus supplement.

Tax Treatment:	Debt for federal income tax purposes.

Credit Enhancement:

1.      Excess spread, after taking into account certain payments received or paid by the Issuing Entity pursuant to the Interest Rate Swap Agreement and Interest Rate Cap Agreement

2.      Prepayment penalties

3.      Overcollateralization

4.      Subordination, if applicable

The depositor has filed with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 9519.

Interest Distributions on the Notes

On each Payment Date, Available Funds will be applied to pay the Trustee Fee and certain other expenses and indemnification liabilities of the Issuing Entity to the Indenture Trustee in an amount not to exceed $125,000 in any calendar year and to the extent allowed by the indenture. On each Payment Date, the Indenture Trustee shall make the payment to the Swap Provider as set forth in either clause (i)(x) or (y) below, as applicable, but only to the extent that there are sufficient funds to make such payment after making each of the payments to be made on such Payment Date that are senior to such payment (as set forth in the previous sentence).

On each Payment Date, Available Funds will be allocated in the following priority:

(i)	from Available Funds, to the Swap Provider all (x) net swap payments and (y) swap termination payments (other than a Defaulted Swap Termination Payment) owed to the Swap Provider pursuant to the Interest Rate Swap Agreement;

(ii)	from the Distributable Interest Amount, to the Class A-1, A-2, A-3 and A-4 Notes, concurrently, their Accrued Note Interest allocated based on their entitlement to those amounts; and

(iii)	from any remaining Distributable Interest Amount, to the Class M-1, M-2, M-3, M-4, M-5, M-6, M-7, M-8 and M-9 Notes, sequentially and in that order, their Accrued Note Interest.

Definitions Related to Interest Distributions

Accrued Note Interest. For any Payment Date and each class of notes, the amount of interest accrued during the related Interest Accrual Period on the related Class Note Balance immediately prior to such Payment Date at the related Interest Rate, however, that in the case of any Class M Note, such amount shall be reduced by the amount described in clause (a) in the definition of Deferred Interest allocated to such class.

Available Funds. For any Payment Date, the sum of the following amounts: (i) all scheduled collections of principal and interest on the mortgage loans due and received by the Servicer during the related Due Period, (ii) all partial prepayments other than pay-aheads of principal and other amounts collected on account of principal, including net REO proceeds, net liquidation proceeds and insurance proceeds, if any, collected by the Servicer during the previous calendar month, (iii) all principal prepayments in full collected by the Servicer during the related Prepayment Period, (iv) all Delinquency Advances made with respect to payments due to be received on the mortgage loans during the related Due Period and Compensating Interest paid, by the Servicer, (v) any other amounts required to be placed in the collection account by the Servicer pursuant to the sale and servicing agreement, (vi) any net swap payment received from the Swap Provider, (vii) any cap payment received from the Cap Provider, (viii) the proceeds from repurchases of mortgage loans, and (ix) all proceeds received with respect to any Optional Clean-up Call; net of certain amounts such as servicing fees and reimbursement to the Servicer for advances.

Available Funds Cap. For any Payment Date and any class of notes, a per annum rate equal to the quotient of (i) the product of (a) the Distributable Interest Amount for such Payment Date multiplied by (b) the quotient of (I) 360 divided by (II) the actual number of days in the Interest Accrual Period, divided by (ii) the aggregate Adjusted Class Note Balance of all classes of notes on the first day of the Interest Accrual Period (after taking into account payments of principal on such day).

Available Funds Cap Carry Forward Amount. For any Payment Date, and any class of notes, the sum of: (i) the excess, if any, of interest that would otherwise be due on such class of notes at such notes’ applicable Interest Rate (without regard to the Available Funds Cap) over interest due on such class of notes at a rate equal to the Available Funds Cap, (ii) any Available Funds Cap Carry Forward Amount for such class remaining unpaid from prior Payment Dates and (iii) interest on the amount in clause (ii) at such notes’ applicable Interest Rate (without regard to the Available Funds Cap).

Class Note Balance. For any class of Notes, the original principal balance for such class of Notes minus the sum of all amounts applied in reduction of such amount on all prior payment dates.

Defaulted Swap Termination Payment. Any termination payment required to be made by the Issuing Entity to the Swap Provider pursuant to the Interest Rate Swap Agreement as a result of (a) a default with respect to which the Swap Provider is the defaulting party, (b) a termination event (other than illegality or tax event) with respect to which the Swap Provider is the sole affected party, (c) a termination resulting from a downgrade event with respect to the Swap Provider, or (d) a termination resulting from the failure of the Swap Provider to provide certain information required by Regulation A/B with respect to which the Swap Provider is the sole affected party.

Distributable Interest Amount. For any Payment Date, the Interest Remittance Amount, plus (a) any swap receipts minus (b) any swap outflows plus (c) any cap payments.

The depositor has filed with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 9519.

Interest Rate. For each class of notes, the lesser of (i) one-month LIBOR plus the related margin (subject to the Step-Up Coupon provisions below), (ii) the Available Funds Cap, and (iii) a 14.00% hard cap.

Interest Remittance Amount. For any Payment Date, the portion of Available Funds attributable to interest received or advanced on the mortgage loans less the Servicing Fee to the extent not retained by the Servicer and the Trustee Fee and certain expenses and indemnification liabilities of the Issuing Entity to the Indenture Trustee and the Owner Trustee.

Retained Cap Termination Payment. In the event that the Issuing Entity receives a cap termination payment, and a successor cap provider cannot be obtained, then the Indenture Trustee will be required to deposit the cap termination payment into a reserve account. On each subsequent Payment Date (so long as funds are available in such reserve account), the Indenture Trustee will be required to withdraw from such reserve account and deposit into the reserve account an amount equal to the amount of any cap payment due the Issuing Entity (calculated in accordance with the terms of the original Interest Rate Cap Agreement) and treat such amount as a cap payment for purposes of determining the distributions from the reserve account. The remaining amount in the reserve account will remain in that account and not be treated as a cap termination payment for purposes of determining the payments from the reserve account until the date on which the last payment under the Interest Rate Cap Agreement is expected to be received, at which time the amount then on deposit therein will be transferred to the reserve account and treated as part of Available Funds.

Retained Swap Termination Payment. In the event that the Issuing Entity receives a swap termination payment, and a successor swap provider cannot be obtained, then the Indenture Trustee will be required to deposit the swap termination payment into a reserve account. On each subsequent Payment Date (so long as funds are available in such reserve account), the Indenture Trustee will be required to withdraw from such reserve account and deposit into the reserve account an amount equal to the amount of any net swap payment due the Issuing Entity (calculated in accordance with the terms of the original Interest Rate Swap Agreement) and treat such amount as a net swap payment for purposes of determining the distributions from the reserve account. The remaining amount in the reserve account will remain in that account and not be treated as a swap termination payment for purposes of determining the payments from the reserve account until the date on which the last payment under the Interest Rate Swap Agreement is expected to be received, at which time the amount then on deposit therein will be transferred to the reserve account and treated as part of Available Funds.

Step-Up Coupons. For each class of notes, the coupon margin will increase after the Optional Clean-Up Call is first exercisable, should the call not be exercised. The margin for the Class A Notes will increase to 2 times the margin at issuance and the margin for the Class M Notes will increase to 1.5 times the margin at issuance.

Principal Distributions on the Notes

On each Payment Date (A) prior to the Step-Down Date or (B) on which a Trigger Event is in effect, principal distributions will be allocated from the remaining Available Funds (and to the extent Available Funds are insufficient, any prepayment penalties collected by the Servicer during the related Prepayment Period) after payment of amounts described under “Interest Distributions on the Notes” up to the Principal Distribution Amount as follows:

(i)	to the Class A-1, Class A-2, Class A-3 and Class A-4 Notes, sequentially and in that order, the Principal Distribution Amount, until their respective Class Note Balances have been reduced to zero; and

(ii)	to the Class M-1, M-2, M-3, M-4, M-5, M-6, M-7, M-8 and M-9 Notes, sequentially and in that order, until their respective Adjusted Class Note Balances have been reduced to zero.

On each Payment Date (A) on or after the Step-Down Date and (B) on which a Trigger Event is not in effect, principal distributions will be allocated from the remaining Available Funds (and to the extent the remaining Available Funds are insufficient, any prepayment penalties collected by the Servicer during the related Prepayment Period) after payment of amounts described under “Interest Distributions on the Notes” up to the Principal Distribution Amount as follows:

(i)	to the Class A-1, Class A-2, Class A-3 and Class A-4 Notes, sequentially and in that order, up to the amount required to achieve the Targeted Credit Enhancement Percentage for the Class A Notes in the aggregate; and

(ii)	to the Class M-1, M-2, M-3, sequentially and in that order, until the credit enhancement supporting such classes in the aggregate is equal to the M-3 Targeted Credit Enhancement Percentage for such Payment Date, and to the Class M-4, M-5, M-6, M-7, M-8 and M-9 Notes, sequentially and in that order, until the credit enhancement supporting each class is equal to the related Targeted Credit Enhancement Percentage for such Payment Date.

The depositor has filed with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 9519.

Definitions Related to Principal Distributions

Adjusted Class Note Balance. For any class of notes and any payment date, the Class Note Balance of that class minus any Principal Deficiency Amount allocated for such class, in each case, immediately prior to that payment date.

Basic Principal Distribution Amount. On any Payment Date, the excess of (i) the Principal Remittance Amount over (ii) the Excess Subordinated Amount, if any.

Credit Enhancement Percentage. For any class of notes on any Payment Date, the percentage obtained by dividing (x) the aggregate Adjusted Class Note Balance of the class or classes subordinate thereto (including any Overcollateralization Amount, and taking into account distributions of the Principal Distribution Amount for such Payment Date) by (y) the aggregate scheduled principal balance of the mortgage loans as of the last day of the related Due Period.

Targeted Credit Enhancement Percentage

Class	On and after Step-Down Date
A	35.30%
M-1/M-2/M-3	20.00%
M-4	17.30%
M-5	14.60%
M-6	12.00%
M-7	9.70%
M-8	7.50%
M-9	5.50%

Extra Principal Distribution Amount. For any Payment Date, the lesser of (i) the sum of (a) the excess of (x) the Distributable Interest Amount for such Payment Date over (y) the sum of interest payable on the notes on such Payment Date and (b) the amount of any prepayment penalties collected during the related Prepayment Period and (ii) the Overcollateralization Deficiency for such Payment Date.

Excess Subordinated Amount. For any Payment Date, the lesser of (x) the Principal Remittance Amount for such Payment Date and (y) the excess, if any of (i) the Overcollateralization Amount (assuming that 100% of the Principal Remittance Amount is applied as a principal payment on such Payment Date) over (ii) the Target Overcollateralization Amount for such Payment Date.

Overcollateralization Amount. For any Payment Date, the amount, if any, by which (x) the aggregate scheduled principal balance of the mortgage loans as of the end of the related Due Period exceeds (y) the aggregate Adjusted Class Note Balance of the notes, after giving effect to payments on such Payment Date.

Overcollateralization Deficiency. For any Payment Date, the amount, if any, by which (x) the Target Overcollateralization Amount for such Payment Date exceeds (y) the Overcollateralization Amount for such Payment Date, calculated for this purpose after giving effect to the reduction on such Payment Date of the Adjusted Class Note Balances as of the notes resulting from the payment of the Principal Remittance Amount on such Payment Date.

Principal Distribution Amount. On any Payment Date, the sum of (i) the Basic Principal Distribution Amount and (ii) the Extra Principal Distribution Amount.

Principal Remittance Amount. On any Payment Date, the sum of

(i)	all scheduled collections of principal due and received by the Servicer during the related Due Period or advanced by the Servicer for the related servicer remittance date,

(ii)	the principal portion of all full prepayments received during the related Prepayment Period,

(iii)	the principal portion of all partial prepayments, including net REO proceeds, net liquidation proceeds and net insurance proceeds received during the prior month,

(iv)	the principal portion of the repurchase price for any repurchased mortgage loans,

(v)	the principal portion of substitution adjustments received in connection with the substitution of a mortgage loan as of such Payment Date,

(vi)	the principal portion of the proceeds received if the Optional Clean-up Call is exercised or if the Trust is terminated, and

(vii)	subsequent recoveries received (net of reimbursable expenses) on the mortgage loans.

The depositor has filed with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 9519.

Senior Credit Enhancement Percentage. The Credit Enhancement Percentage for the Class A Notes.

Step-Down Date. The earlier of (A) the date on which the aggregate Class Note Balance of the Class A Notes have been reduced to zero and (B) the later to occur of:

(x)	the Payment Date occurring in February 2010; and

(y) the first Payment Date on which the Senior Credit Enhancement Percentage (calculated for this purpose after giving effect to payments or other recoveries on the mortgage loans during the related Due Period, but before giving effect to payments on any of the notes on such Payment Date) for the Class A Notes is greater than or equal to 35.30%.

Target Overcollateralization Amount. For any Payment Date, (a) prior to the Step-Down Date, approximately 2.75% of the aggregate scheduled principal balance of the mortgage loans as of the Cut-off Date and (b) on or after the Step-Down Date, so long as a Trigger Event is not in effect, approximately 5.50% of the aggregate scheduled principal balance of the mortgage loans as of the last day of the related Due Period, subject to a floor equal to 0.50% of the aggregate scheduled principal balance of the mortgage loans as of the Cut-off Date. If a Trigger Event is in effect, then the Target Overcollateralization Amount will equal the Target Overcollateralization Amount as of the prior Payment Date.

Allocation of Net Monthly Excess Cashflow

For any Payment Date, any Available Funds remaining after making all payments of accrued interest and principal as described above will be deemed “Net Monthly Excess Cashflow” and paid as follows:

(i)	concurrently, any Available Funds Cap Carry Forward Amount to each class of Class A Notes, pro rata based on each class’ respective Available Funds Cap Carry Forward Amount;

(ii)	to the Class M-1, M-2, M-3, M-4, M-5, M-6, M-7, M-8 and M-9 Notes, sequentially and in that order, any Available Funds Cap Carry Forward Amount for such classes;

(iii)	to the Class M-1, M-2, M-3, M-4, M-5, M-6, M-7, M-8 and M-9 Notes, sequentially and in that order, any Principal Deficiency Amount allocated to each such class;

(iv)	to the Class M-1, M-2, M-3, M-4, M-5, M-6, M-7, M-8 and M-9 Notes, sequentially and in that order, any Deferred Interest in respect of any Principal Deficiency Amount allocated to such classes;

(v)	to pay to the indenture trustee and the owner trustee, any amounts due to them, not previously paid or reimbursed,

(vi)	to the trust certificates, any remaining amounts, and

(vii)	to the Swap Provider, any Defaulted Swap Termination Payment

Provided, however, that in the event that the Class N Notes (if any) are not outstanding, then priorities (vi) and (vii) are reversed.

All realized losses on the mortgage loans will be allocated on each Payment Date first to excess cash flow, second to prepayment penalties, and third, in reduction of the overcollateralization amount. Realized losses will not be allocated to the notes, however if excess cash flow, prepayment penalties, and overcollateralization are insufficient to absorb realized losses a Principal Deficiency Amount will be created with respect to the Class M Notes, applied in reverse order of seniority.

Deferred Interest. For any class of Class M Notes and any Payment Date, the sum of (a) the aggregate amount of interest accrued at the related Interest Rate during the related Interest Accrual Period on the portion of the Principal Deficiency Amount allocated to that class, (b) any amounts described in clause (a) for such class for prior Payment Dates that remain unpaid, and (c) interest accrued at the related Interest Rate for the Interest Accrual Period related to such Payment Date on the amount in clause (b).

Principal Deficiency Amount. For any Payment Date, the excess, if any, of the aggregate Class Note Balance of the notes, immediately prior to such Payment Date over the aggregate scheduled principal balance of the mortgage loans as of the first day of the related Due Period. The total Principal Deficiency Amount will be allocated among the Class M Notes in reverse order of seniority.

The depositor has filed with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 9519.

Trigger Events

A Trigger Event is in effect on any Payment Date if (i) on that Payment Date the 60+ day delinquency rolling average exceeds 44.65% of the Senior Credit Enhancement Percentage (the 60+ day delinquency rolling average will equal the rolling 3 month average percentage of mortgage loans that are 60 or more days delinquent including mortgage loans in foreclosure and all REO property) or (ii) during such period, the aggregate amount of realized losses incurred (less any subsequent recoveries) since the Cut-off Date through the last day of the related Prepayment Period divided by the aggregate scheduled principal balance of the mortgage loans as of the Cut-off Date (the “Cumulative Realized Loss Percentage”) exceeds the amounts set forth below:

Payment Dates	Cumulative Realized Loss Percentage
February 2009 to January 2010	1.05% for the first month, plus an additional 1/12th of 1.30% for each month thereafter
February 2010 to January 2011	2.35% for the first month, plus an additional 1/12th of 1.45% for each month thereafter
February 2011 to January 2012	3.80% for the first month, plus an additional 1/12th of 1.15% for each month thereafter
February 2012 to January 2013	4.95% for the first month, plus an additional 1/12th of 0.70% for each month thereafter
February 2013 to January 2014	5.65% for the first month, plus an additional 1/12th of 0.10% for each month thereafter
February 2014 and thereafter	5.75%

The depositor has filed with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 9519.

Interest Rate Swap Agreement

On the Closing Date, the Indenture Trustee will enter into an Interest Rate Swap Agreement with an initial notional amount of approximately $ 755,523,000 that will amortize approximately in accordance with the schedule shown below. Under the Interest Rate Swap Agreement, the Issuing Entity shall be obligated to pay an amount equal to a per annum rate of 5.18% (on a 30/360 basis) on the Swap Notional Amount to the Swap Provider and the Issuing Entity will be entitled to receive a per annum rate equal to One-Month LIBOR (on an actual/360 basis) on the swap notional amount from the Swap Provider, on each Payment Date, accrued during the swap accrual period, until the swap is retired. Only the net amount of the two obligations above will be paid by the appropriate party.

Period	Swap Notional Amount ($)	Period	Swap Notional Amount ($)
1	755,523,000	31	114,109,440
2	742,309,955	32	105,719,846
3	727,560,124	33	98,855,684
4	711,327,307	34	93,009,010
5	692,392,249	35	87,450,061
6	670,524,483	36	82,165,400
7	646,346,288	37	77,143,265
8	620,975,285	38	77,143,265
9	594,860,079	39	77,143,265
10	567,086,571	40	77,143,265
11	537,857,276	41	75,052,548
12	507,967,076	42	71,352,953
13	478,573,603	43	67,756,393
14	450,437,238	44	64,229,069
15	426,284,499	45	60,875,269
16	405,115,915	46	57,686,471
17	385,805,585	47	54,654,571
18	368,897,733	48	51,771,862
19	354,478,284	49	49,031,017
20	340,734,913	50	46,425,066
21	325,987,495	51	43,947,381
22	306,674,948	52	41,591,662
23	280,319,174	53	39,351,914
24	254,372,624	54	37,222,440
25	236,844,468	55	35,197,819
26	200,593,675	56	33,272,895
27	173,788,698	57	31,442,770
28	153,283,321	58	29,702,786
29	137,222,265	59	28,048,477
30	124,427,199	60	26,474,472
		61 onwards	0

The depositor has filed with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 9519.

Interest Rate Cap Agreement

On the Closing Date, the Indenture Trustee will enter into an Interest Rate Cap Agreement with an initial notional amount of approximately $6,864,327 that will amortize approximately in accordance with the schedule shown below. Under the Interest Rate Cap Agreement, the Issuing Entity will be entitled to receive a cap payment in an amount equal to the product of (x) the excess, if any, of (i) one-month LIBOR as determined pursuant to the Cap Agreement, for the related calculation period (as defined in the Cap Agreement) over (ii) 5.32% per annum, (y) the Cap Notional Amount for that Distribution Date, and (z) a fraction, the numerator of which is equal to the actual number of days in the related calculation period and the denominator of which is 360.

Period	Cap Notional Balance ($)	Period	Cap Notional Balance ($)
1	0	31	196,055,635
2	6,864,327	32	194,394,857
3	13,027,570	33	191,535,806
4	19,278,495	34	187,975,103
5	26,826,935	35	184,431,703
6	35,945,356	36	180,911,207
7	46,027,807	37	177,421,230
8	56,020,597	38	175,109,329
9	65,515,467	39	167,549,697
10	75,472,676	40	160,231,992
11	85,819,132	41	155,238,717
12	96,284,566	42	152,080,791
13	106,836,847	43	149,040,428
14	117,148,902	44	146,141,235
15	124,607,377	45	143,271,810
16	129,568,345	46	140,433,814
17	133,143,162	47	137,628,733
18	134,773,501	48	134,857,892
19	134,359,770	49	132,122,467
20	133,694,919	50	129,423,490
21	134,453,075	51	126,761,862
22	140,160,461	52	124,138,362
23	152,940,219	53	121,553,655
24	161,740,155	54	119,008,299
25	155,844,080	55	116,502,755
26	170,603,941	56	114,037,376
27	180,095,387	57	111,612,462
28	189,116,421	58	109,228,215
29	194,072,605	59	106,884,647
30	196,127,163	60	104,577,954
		61 onwards	0

The depositor has filed with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 9519.

Available Funds Cap Schedule (1)(2)

PERIOD	CAP RATE (%)	PERIOD	CAP RATE (%)
1	23.49	43	22.63
2	22.46	44	22.60
3	22.35	45	22.82
4	22.56	46	22.56
5	22.47	47	22.95
6	22.51	48	23.02
7	22.39	49	22.99
8	22.34	50	23.82
9	22.39	51	22.93
10	22.25	52	23.18
11	22.30	53	23.02
12	22.14	54	23.60
13	22.09	55	23.28
14	22.28	56	23.25
15	22.02	57	23.51
16	22.11	58	23.19
17	21.97	59	23.56
18	22.07	60	23.47
19	21.93	61	9.91
20	21.91	62	10.57
21	22.02	63	9.87
22	21.89	64	10.18
23	22.06	65	9.85
24	21.89	66	10.19
25	21.83	67	9.84
26	22.28	68	9.82
27	21.70	69	10.13
28	21.88	70	9.78
29	21.73	71	10.10
30	21.92	72	9.79
31	21.71	73	9.77
32	21.70	74	10.79
33	21.89	75	9.73
34	21.70	76	10.04
35	22.12	77	9.71
36	22.28	78	10.04
37	22.27	79	9.70
38	22.89	80	9.68
39	22.14	81	9.98
40	22.36	82	9.64
41	22.31	83	9.96
42	22.90

(1)	Assumes One-Month LIBOR and Six-Month LIBOR remain constant at 20.00% and prepayments equal to 100% of the Prepayment Assumption.
(2)	Schedule shown to Call.

The depositor has filed with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 9519.

Available Excess Spread (1)(2)

PERIOD	EXCESS SPREAD (%)	PERIOD	EXCESS SPREAD (%)
1	2.84	43	2.77
2	1.98	44	2.75
3	1.97	45	2.87
4	1.98	46	2.73
5	1.98	47	2.85
6	2.00	48	2.73
7	1.99	49	2.72
8	2.00	50	3.11
9	2.03	51	2.70
10	2.03	52	2.83
11	2.06	53	2.69
12	2.06	54	2.82
13	2.07	55	2.67
14	2.15	56	2.66
15	2.05	57	2.79
16	2.09	58	2.64
17	2.03	59	2.79
18	2.08	60	2.67
19	2.01	61	2.62
20	2.01	62	2.96
21	2.06	63	2.59
22	2.01	64	2.76
23	2.14	65	2.58
24	2.09	66	2.76
25	2.11	67	2.57
26	2.38	68	2.56
27	2.14	69	2.73
28	2.27	70	2.54
29	2.20	71	2.71
30	2.34	72	2.53
31	2.25	73	2.52
32	2.27	74	3.05
33	2.39	75	2.51
34	2.29	76	2.68
35	2.56	77	2.49
36	2.79	78	2.66
37	2.78	79	2.47
38	3.05	80	2.46
39	2.68	81	2.63
40	2.79	82	2.43
41	2.69	83	2.60
42	2.91

(1)	Assumes One-Month LIBOR and Six-Month LIBOR are equal to their respective forward curves and prepayments equal to 100% of the Prepayment Assumption.
(2)	Schedule shown to Call.

The depositor has filed with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 9519.

Breakeven CDR Table

The tables below describe the Constant Default Rate (“CDR”), and the related cumulative loss on the mortgage loans when the referenced Class begins to incur a principal deficiency. Calculations are run to maturity at forward LIBOR. Other assumptions incorporated include the following: (1) 100% of the Prepayment Assumption, (2) 40% loss severity, (3) 6-month lag from default to loss, (4) triggers fail (i.e., no stepdown), (5) 1-month and 6-month LIBOR are equal to their respective forward curves, (6) Servicer advances 100% until liquidation and (7) defaults are in addition to prepayments.

	CDR Break %	Cumulative Loss %
Class M-1	20.04	17.39
Class M-2	16.41	15.14
Class M-3	14.36	13.74
Class M-4	12.74	12.56
Class M-5	11.20	11.37
Class M-6	9.76	10.19
Class M-7	8.46	9.07
Class M-8	7.32	8.04
Class M-9	6.53	7.29

The depositor has filed with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 9519.

Sensitivity Analysis - To Maturity

Percent of Pricing Prepayment Assumption	50%	75%	100%	125%	150%
Class A-1

Average Life (yrs)	1.66	1.23	1.00	0.85	0.74
Principal Payment Window (Mths)	1 - 40	1 - 27	1 - 23	1 - 19	1 - 16
Expected Final Maturity	5/25/2010	4/25/2009	12/25/2008	8/25/2008	5/25/2008

Class A-2

Average Life (yrs)	3.67	2.50	2.00	1.69	1.43
Principal Payment Window (Mths)	40 - 49	27 - 33	23 - 26	19 - 22	16 - 19
Expected Final Maturity	2/25/2011	10/25/2009	3/25/2009	11/25/2008	8/25/2008

Class A-3

Average Life (yrs)	7.09	4.77	3.45	2.48	2.00
Principal Payment Window (Mths)	49 - 146	33 - 98	26 - 72	22 - 56	19 - 31
Expected Final Maturity	3/25/2019	3/25/2015	1/25/2013	9/25/2011	8/25/2009

Class A-4

Average Life (yrs)	16.98	11.89	8.87	6.93	4.18
Principal Payment Window (Mths)	146 - 325	98 - 251	72 - 192	56 - 153	31 - 124
Expected Final Maturity	2/25/2034	12/25/2027	1/25/2023	10/25/2019	5/25/2017

The depositor has filed with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 9519.

Sensitivity Analysis - To Maturity

Percent of Pricing Prepayment Assumption	50%	75%	100%	125%	150%
Class M-1

Average Life (yrs)	6.10	4.10	3.47	3.71	4.25
Principal Payment Window (Mths)	54 - 97	37 - 65	39 - 48	42 - 48	47 - 56
Expected Final Maturity	2/25/2015	6/25/2012	1/25/2011	1/25/2011	9/25/2011

Class M-2

Average Life (yrs)	10.45	7.02	5.19	4.33	5.10
Principal Payment Window (Mths)	97 - 164	65 - 111	48 - 82	48 - 64	56 - 68
Expected Final Maturity	9/25/2020	4/25/2016	11/25/2013	5/25/2012	9/25/2012

Class M-3

Average Life (yrs)	17.87	12.51	9.34	7.29	6.38
Principal Payment Window (Mths)	164 - 282	111 - 204	82 - 156	64 - 122	68 - 99
Expected Final Maturity	7/25/2030	1/25/2024	1/25/2020	3/25/2017	4/25/2015

Class M-4

Average Life (yrs)	9.96	6.80	5.18	4.42	4.20
Principal Payment Window (Mths)	54 - 252	37 - 179	39 - 134	41 - 105	45 - 85
Expected Final Maturity	1/25/2028	12/25/2021	3/25/2018	10/25/2015	2/25/2014

Class M-5

Average Life (yrs)	9.92	6.76	5.15	4.36	4.07
Principal Payment Window (Mths)	54 - 244	37 - 173	38 - 129	40 - 101	43 - 81
Expected Final Maturity	5/25/2027	6/25/2021	10/25/2017	6/25/2015	10/25/2013

Class M-6

Average Life (yrs)	9.86	6.71	5.09	4.30	3.96
Principal Payment Window (Mths)	54 - 234	37 - 165	38 - 123	39 - 96	41 - 77
Expected Final Maturity	7/25/2026	10/25/2020	4/25/2017	1/25/2015	6/25/2013

Class M-7

Average Life (yrs)	9.77	6.64	5.04	4.22	3.84
Principal Payment Window (Mths)	54 - 222	37 - 156	38 - 116	39 - 90	40 - 73
Expected Final Maturity	7/25/2025	1/25/2020	9/25/2016	7/25/2014	2/25/2013

Class M-8

Average Life (yrs)	9.64	6.54	4.96	4.14	3.74
Principal Payment Window (Mths)	54 - 208	37 - 145	37 - 108	38 - 84	39 - 68
Expected Final Maturity	5/25/2024	2/25/2019	1/25/2016	1/25/2014	9/25/2012

Class M-9

Average Life (yrs)	9.44	6.39	4.83	4.03	3.62
Principal Payment Window (Mths)	54 - 192	37 - 133	37 - 98	38 - 77	38 - 62
Expected Final Maturity	1/25/2023	2/25/2018	3/25/2015	6/25/2013	3/25/2012

The depositor has filed with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 9519.

Sensitivity Analysis - To Call

Percent of Pricing Prepayment Assumption	50%	75%	100%	125%	150%
Class A-1

Average Life (yrs)	1.66	1.23	1.00	0.85	0.74
Principal Payment Window (Mths)	1 - 40	1 - 27	1 - 23	1 - 19	1 - 16
Expected Final Maturity	5/25/2010	4/25/2009	12/25/2008	8/25/2008	5/25/2008

Class A-2

Average Life (yrs)	3.67	2.50	2.00	1.69	1.43
Principal Payment Window (Mths)	40 - 49	27 - 33	23 - 26	19 - 22	16 - 19
Expected Final Maturity	2/25/2011	10/25/2009	3/25/2009	11/25/2008	8/25/2008

Class A-3

Average Life (yrs)	7.09	4.77	3.45	2.48	2.00
Principal Payment Window (Mths)	49 - 146	33 - 98	26 - 72	22 - 56	19 - 31
Expected Final Maturity	3/25/2019	3/25/2015	1/25/2013	9/25/2011	8/25/2009

Class A-4

Average Life (yrs)	13.53	9.17	6.79	5.30	3.21
Principal Payment Window (Mths)	146 - 165	98 - 112	72 - 83	56 - 65	31 - 52
Expected Final Maturity	10/25/2020	5/25/2016	12/25/2013	6/25/2012	5/25/2011

The depositor has filed with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 9519.

Sensitivity Analysis - To Call

Percent of Pricing Prepayment Assumption	50%	75%	100%	125%	150%
Class M-1

Average Life (yrs)	6.10	4.10	3.47	3.71	4.18
Principal Payment Window (Mths)	54 - 97	37 - 65	39 - 48	42 - 48	47 - 52
Expected Final Maturity	2/25/2015	6/25/2012	1/25/2011	1/25/2011	5/25/2011

Class M-2

Average Life (yrs)	10.45	7.02	5.19	4.33	4.32
Principal Payment Window (Mths)	97 - 164	65 - 111	48 - 82	48 - 64	52 - 52
Expected Final Maturity	9/25/2020	4/25/2016	11/25/2013	5/25/2012	5/25/2011

Class M-3

Average Life (yrs)	13.74	9.32	6.90	5.40	4.32
Principal Payment Window (Mths)	164 - 165	111 - 112	82 - 83	64 - 65	52 - 52
Expected Final Maturity	10/25/2020	5/25/2016	12/25/2013	6/25/2012	5/25/2011

Class M-4

Average Life (yrs)	9.17	6.18	4.73	4.07	3.92
Principal Payment Window (Mths)	54 - 165	37 - 112	39 - 83	41 - 65	45 - 52
Expected Final Maturity	10/25/2020	5/25/2016	12/25/2013	6/25/2012	5/25/2011

Class M-5

Average Life (yrs)	9.17	6.18	4.72	4.03	3.80
Principal Payment Window (Mths)	54 - 165	37 - 112	38 - 83	40 - 65	43 - 52
Expected Final Maturity	10/25/2020	5/25/2016	12/25/2013	6/25/2012	5/25/2011

Class M-6

Average Life (yrs)	9.17	6.18	4.70	4.00	3.71
Principal Payment Window (Mths)	54 - 165	37 - 112	38 - 83	39 - 65	41 - 52
Expected Final Maturity	10/25/2020	5/25/2016	12/25/2013	6/25/2012	5/25/2011

Class M-7

Average Life (yrs)	9.17	6.18	4.70	3.96	3.63
Principal Payment Window (Mths)	54 - 165	37 - 112	38 - 83	39 - 65	40 - 52
Expected Final Maturity	10/25/2020	5/25/2016	12/25/2013	6/25/2012	5/25/2011

Class M-8

Average Life (yrs)	9.17	6.18	4.69	3.94	3.57
Principal Payment Window (Mths)	54 - 165	37 - 112	37 - 83	38 - 65	39 - 52
Expected Final Maturity	10/25/2020	5/25/2016	12/25/2013	6/25/2012	5/25/2011

Class M-9

Average Life (yrs)	9.17	6.18	4.68	3.92	3.53
Principal Payment Window (Mths)	54 - 165	37 - 112	37 - 83	38 - 65	38 - 52
Expected Final Maturity	10/25/2020	5/25/2016	12/25/2013	6/25/2012	5/25/2011

The depositor has filed with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 9519.

The Mortgage Loans(1)

Scheduled Principal Balance:	$759,702,123
Number of Mortgage Loans:	4,340
Average Scheduled Principal Balance:	$175,047
Weighted Average Gross Coupon:	7.809%
Weighted Average Net Coupon: (2)	7.305%
Weighted Average FICO Score:	623
Percentage of First Liens:	97.05%
Percentage of Second Liens:	2.95%
Percentage of Fixed Rate Loans:	46.52%
Percentage of Adjustable Rate Loans:	53.48%
Weighted Average Original LTV Ratio: (3)	76.47%
Weighted Average Stated Remaining Term (months):	350
Weighted Average Seasoning (months):	1
Weighted Average Months to Roll: (4)	35
Weighted Average Gross Margin: (4)	4.657%
Weighted Average Initial Rate Cap: (4)	1.507%
Weighted Average Periodic Rate Cap: (4)	1.506%
Weighted Average Gross Maximum Lifetime Rate: (4)	14.809%

(1)	All percentages calculated herein are percentages of scheduled principal balance of the mortgage loan pool, as of the Cut-off Date, unless otherwise noted.
(2)	The Weighted Average Net Coupon is equivalent to the Weighted Average Gross Coupon less the servicing fee and trustee fee.
(3)	LTV in this table and hereafter will be defined as LTV for first lien loans and CLTV for second lien loans.
(4)	Calculated based on the aggregate scheduled principal balance of the adjustable rate Mortgage Loans, as of the Cut-off Date.

Distribution by Current Principal Balance

Current Principal Balance	Number of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Original FICO	Avg. Principal Balance	Weighted Avg. Original LTV	Pct. Full Doc	Pct. Owner Occupied
$25,000 & Below	26	$558,073	0.07%	10.596%	669	$21,464	97.72%	75.06%	100.00%
$25,001 -$50,000	183	7,286,886	0.96	10.530	661	39,819	89.25	63.06	96.97
$50,001 -$75,000	345	22,391,877	2.95	9.400	623	64,904	77.04	78.10	91.04
$75,001 - $100,000	540	47,640,645	6.27	8.602	610	88,223	76.28	84.15	94.96
$100,001 - $125,000	537	60,249,924	7.93	8.176	608	112,197	75.56	84.73	96.09
$125,001 - $150,000	570	78,741,074	10.36	7.931	608	138,142	75.51	83.07	96.57
$150,001 - $175,000	458	74,568,054	9.82	7.736	613	162,812	76.34	79.60	94.99
$175,001 - $200,000	421	79,000,278	10.40	7.673	618	187,649	76.62	82.42	94.19
$200,001 - $225,000	265	56,317,826	7.41	7.645	617	212,520	75.95	80.61	97.38
$225,001 - $250,000	203	48,011,988	6.32	7.601	617	236,512	75.32	81.22	97.98
$250,001 - $275,000	157	41,038,718	5.40	7.542	620	261,393	75.52	62.46	95.55
$275,001 - $300,000	146	42,107,661	5.54	7.684	624	288,409	76.67	71.12	93.19
$300,001 - $325,000	89	27,873,122	3.67	7.377	639	313,181	76.07	65.34	100.00
$325,001 - $350,000	83	28,101,398	3.70	7.516	621	338,571	74.33	68.67	95.24
$350,001 - $375,000	53	19,234,258	2.53	7.549	630	362,911	77.81	58.34	100.00
$375,001 - $400,000	51	19,810,442	2.61	7.504	634	388,440	77.81	58.69	98.08
$400,001 - $425,000	45	18,694,719	2.46	7.291	629	415,438	78.12	55.54	100.00
$425,001 - $450,000	32	14,061,288	1.85	7.501	630	439,415	78.17	49.63	90.70
$450,001 - $475,000	24	11,059,939	1.46	7.462	641	460,831	78.51	53.99	100.00
$475,001 - $500,000	38	18,652,450	2.46	7.477	630	490,854	76.96	60.42	94.80
$500,001 - $750,000	72	42,499,155	5.59	7.355	683	590,266	78.49	29.42	96.05
$750,001 - $1,000,000	2	1,802,349	0.24	7.676	640	901,174	67.23	52.96	100.00
Total:	4,340	$759,702,123	100.00%	7.809%	623	$175,047	76.47%	72.65%	95.94%

The depositor has filed with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 9519.

Distribution by Current Mortgage Rate

Current Mortgage Rate	Number of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Original FICO	Avg. Principal Balance	Weighted Avg. Original LTV	Pct. Full Doc	Pct. Owner Occupied
4.000 - 4.999%	1	$334,560	0.04%	4.999%	795	$334,560	60.91%	100.00%	100.00%
5.000 - 5.999%	69	16,520,279	2.17	5.829	720	239,424	64.99	89.54	93.27
6.000 - 6.999%	861	191,775,855	25.24	6.701	662	222,736	72.97	74.76	97.58
7.000 - 7.999%	1,507	289,763,587	38.14	7.586	619	192,278	75.90	69.87	96.83
8.000 - 8.999%	1,121	183,422,027	24.14	8.533	590	163,624	78.83	74.80	94.07
9.000 - 9.999%	418	51,409,094	6.77	9.535	576	122,988	80.41	81.06	93.23
10.000 - 10.999%	196	15,934,818	2.10	10.539	617	81,300	88.14	53.04	91.71
11.000 - 11.999%	100	6,219,316	0.82	11.693	648	62,193	94.47	42.69	96.41
12.000% & Above	67	4,322,588	0.57	12.784	654	64,516	99.62	22.64	100.00
Total:	4,340	$759,702,123	100.00%	7.809%	623	$175,047	76.47%	72.65%	95.94%

Distribution by FICO Score

Fico Score	Number of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Original FICO	Avg. Principal Balance	Weighted Avg. Original LTV	Pct. Full Doc	Pct. Owner Occupied
800 & Above	11	$2,324,523	0.31%	6.474%	810	$211,320	67.33%	91.40%	88.18%
775 - 799	49	9,396,105	1.24	6.657	787	191,757	70.36	85.40	92.06
750 - 774	89	17,898,224	2.36	7.066	761	201,104	71.14	53.76	90.71
725 - 749	99	19,345,012	2.55	7.043	736	195,404	75.78	61.21	88.95
700 - 724	188	36,577,090	4.81	7.221	710	194,559	77.72	56.43	92.81
675 - 699	369	70,513,853	9.28	7.447	686	191,094	77.80	53.15	92.29
650 - 674	481	87,112,795	11.47	7.607	662	181,108	77.89	55.00	95.46
625 - 649	690	114,798,201	15.11	7.673	637	166,374	77.96	71.71	96.02
600 - 624	579	101,301,751	13.33	7.672	612	174,960	77.14	77.98	96.60
575 - 599	628	109,747,454	14.45	7.988	587	174,757	77.23	76.95	97.56
550 - 574	614	101,546,856	13.37	8.354	562	165,386	76.97	80.36	97.33
525 - 549	357	59,337,969	7.81	8.365	538	166,213	71.80	98.14	99.58
500 - 524	170	27,117,637	3.57	8.683	517	159,516	71.19	96.14	98.82
0 - 499	16	2,684,654	0.35	9.540	482	167,791	66.50	97.56	100.00
Total:	4,340	$759,702,123	100.00%	7.809%	623	$175,047	76.47%	72.65%	95.94%

Distribution by Lien Position

Lien Position	Number of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Original FICO	Avg. Principal Balance	Weighted Avg. Original LTV	Pct. Full Doc	Pct. Owner Occupied
First Lien	3,964	$737,298,832	97.05%	7.711%	621	$185,999	75.78%	73.47%	95.82%
Second Lien	376	22,403,291	2.95	11.024	680	59,583	99.23	45.80	99.86

Total:	4,340	$759,702,123	100.00%	7.809%	623	$175,047	76.47%	72.65%	95.94%

Distribution by Original LTV

Original LTV	Number of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Original FICO	Avg. Principal Balance	Weighted Avg. Original LTV	Pct. Full Doc	Pct. Owner Occupied
10.01 - 15.00%	1	$54,972	0.01%	9.275%	524	$54,972	12.22%	100.00%	100.00%
15.01 - 20.00%	10	932,459	0.12	7.834	615	93,246	17.33	86.06	81.44
20.01 - 25.00%	11	842,871	0.11	7.708	624	76,625	22.52	93.51	100.00
25.01 - 30.00%	24	2,697,322	0.36	7.756	635	112,388	27.99	82.80	86.97
30.01 - 35.00%	26	2,703,111	0.36	7.288	622	103,966	32.81	78.60	96.42
35.01 - 40.00%	56	7,665,655	1.01	7.384	633	136,887	37.65	82.76	90.22
40.01 - 45.00%	60	8,157,298	1.07	7.245	633	135,955	42.66	72.89	88.38
45.01 - 50.00%	90	15,595,498	2.05	7.252	633	173,283	47.75	62.48	98.59
50.01 - 55.00%	111	17,921,351	2.36	7.389	618	161,454	52.55	72.91	98.10
55.01 - 60.00%	138	24,595,147	3.24	7.268	627	178,226	58.06	67.22	96.18
60.01 - 65.00%	178	32,574,645	4.29	7.418	611	183,004	63.11	74.06	90.77
65.01 - 70.00%	327	58,965,185	7.76	7.489	610	180,322	68.37	72.18	93.03
70.01 - 75.00%	445	84,578,791	11.13	7.774	603	190,065	73.73	68.69	93.95
75.01 - 80.00%	1,403	285,257,235	37.55	7.636	634	203,319	79.48	63.43	96.48
80.01 - 85.00%	476	87,568,541	11.53	7.921	605	183,968	84.00	90.66	95.71
85.01 - 90.00%	618	106,353,340	14.00	8.200	617	172,093	89.13	93.25	99.13
90.01 - 95.00%	34	1,743,442	0.23	10.783	662	51,278	94.77	36.17	98.21
95.01 - 100.00%	332	21,495,260	2.83	10.886	680	64,745	99.95	43.59	100.00

Total:	4,340	$759,702,123	100.00%	7.809%	623	$175,047	76.47%	72.65%	95.94%

The depositor has filed with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 9519.

Distribution by Documentation

Documentation	Number of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Original FICO	Avg. Principal Balance	Weighted Avg. Original LTV	Pct. Full Doc	Pct. Owner Occupied
Full	3,353	$551,922,601	72.65%	7.759%	613	$164,606	76.71%	100.00%	97.53%
Stated	668	141,214,968	18.59	8.057	649	211,400	74.64	0.00	89.94
Alt	319	66,564,554	8.76	7.697	645	208,666	78.41	0.00	95.56

Total:	4,340	$759,702,123	100.00%	7.809%	623	$175,047	76.47%	72.65%	95.94%

Distribution by Purpose

Purpose	Number of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Original FICO	Avg. Principal Balance	Weighted Avg. Original LTV	Pct. Full Doc	Pct. Owner Occupied
Cashout Refi	3,442	$614,242,925	80.85%	7.743%	616	$178,455	75.31%	76.25%	95.93%
Purchase	677	109,530,325	14.42	8.214	661	161,788	82.63	49.40	95.93
Rate/term Refi	221	35,928,873	4.73	7.709	623	162,574	77.59	82.06	96.18
Total:	4,340	$759,702,123	100.00%	7.809%	623	$175,047	76.47%	72.65%	95.94%

Distribution by Occupancy

Occupancy	Number of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Original FICO	Avg. Principal Balance	Weighted Avg. Original LTV	Pct. Full Doc	Pct. Owner Occupied
Owner Occupied	4,147	$728,886,866	95.94%	7.794%	621	$175,762	76.66%	73.85%	100.00%
Investor Property	173	26,263,614	3.46	8.225	659	151,813	71.84	46.69	0.00
Second Home	20	4,551,644	0.60	7.752	645	227,582	73.31	30.48	0.00
Total:	4,340	$759,702,123	100.00%	7.809%	623	$175,047	76.47%	72.65%	95.94%

Distribution by Property Type

Property Type	Number of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Original FICO	Avg. Principal Balance	Weighted Avg. Original LTV	Pct. Full Doc	Pct. Owner Occupied
Single Family	3,484	$587,882,803	77.38%	7.823%	620	$168,738	76.25%	74.40%	95.96%
PUD	445	95,134,450	12.52	7.762	622	213,785	77.56	65.89	97.03
Condo	210	33,287,557	4.38	7.777	645	158,512	76.80	55.98	89.58
2 Family	94	20,979,648	2.76	7.574	634	223,188	74.78	75.57	98.97
3-4 Family	62	15,797,828	2.08	7.958	662	254,804	77.42	76.16	98.14
Townhouse	40	5,692,115	0.75	7.805	619	142,303	81.67	82.91	95.53
Modular Home	5	927,722	0.12	7.943	602	185,544	85.64	67.68	100.00

Total:	4,340	$759,702,123	100.00%	7.809%	623	$175,047	76.47%	72.65%	95.94%

Distribution by State

State	Number of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Original FICO	Avg. Principal Balance	Weighted Avg. Original LTV	Pct. Full Doc	Pct. Owner Occupied
CA	452	$115,395,323	15.19%	7.377%	641	$255,299	72.47%	63.01%	96.00%
FL	694	112,383,462	14.79	7.742	610	161,936	73.92	71.73	94.24
TX	421	52,373,499	6.89	8.016	609	124,403	77.21	80.07	95.82
IL	263	44,968,887	5.92	8.107	637	170,984	80.33	63.86	94.79
WA	169	33,072,800	4.35	7.550	630	195,697	77.55	72.21	98.90
MA	139	31,426,566	4.14	7.830	634	226,090	77.24	68.35	98.93
MD	146	29,993,655	3.95	8.047	600	205,436	76.48	81.10	97.18
NJ	133	29,528,362	3.89	7.805	620	222,018	72.55	60.67	96.46
AZ	161	28,310,334	3.73	7.691	616	175,841	75.38	76.66	99.28
VA	143	27,013,021	3.56	7.798	614	188,902	74.35	73.21	93.04
Other	1,619	255,236,215	33.60	7.957	623	157,651	79.14	77.91	95.88

Total:	4,340	$759,702,123	100.00%	7.809%	623	$175,047	76.47%	72.65%	95.94%

The depositor has filed with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 9519.

Distribution by Remaining Months to Maturity

Remaining Months To Maturity	Number of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Original FICO	Avg. Principal Balance	Weighted Avg. Original LTV	Pct. Full Doc	Pct. Owner Occupied
1 - 140	14	$1,447,588	0.19%	7.461%	631	$103,399	61.37%	73.13%	91.85%
161 - 180	434	29,894,535	3.94	10.118	665	68,881	90.63	54.07	98.84
221 - 240	85	9,234,306	1.22	7.938	637	108,639	73.48	81.85	98.55
281 - 300	1	164,366	0.02	7.050	638	164,366	54.06	100.00	100.00
341 - 360	3,806	718,961,329	94.64	7.712	621	188,902	75.96	73.30	95.80

Total:	4,340	$759,702,123	100.00%	7.809%	623	$175,047	76.47%	72.65%	95.94%

Distribution by Amortization Type

Amortization Type	Number of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Original FICO	Avg. Principal Balance	Weighted Avg. Original LTV	Pct. Full Doc	Pct. Owner Occupied
2 YR ARM	120	$20,705,469	2.73%	8.413%	598	$172,546	78.40%	75.73%	92.65%
2 YR ARM Balloon 40/30	97	24,429,223	3.22	8.156	600	251,848	77.69	73.05	96.66
2 YR ARM IO	30	9,692,450	1.28	7.495	661	323,082	77.99	32.81	93.95
3 YR ARM	677	118,783,014	15.64	8.063	606	175,455	76.36	65.52	92.99
3 YR ARM Balloon 40/30	681	151,943,361	20.00	7.785	602	223,118	76.69	71.09	96.25
3 YR ARM IO	165	46,980,467	6.18	7.169	670	284,730	79.49	43.45	99.71
5 YR ARM	82	15,057,805	1.98	7.738	610	183,632	76.73	78.26	92.79
5 YR ARM Balloon 40/30	77	18,670,854	2.46	7.394	626	242,479	75.62	74.37	94.11
Fixed	1,718	262,601,199	34.57	7.644	629	152,853	74.23	82.71	96.38
Fixed Balloon 30/15	350	21,189,892	2.79	11.042	680	60,543	99.25	44.69	99.85
Fixed Balloon 40/30	299	57,327,130	7.55	7.505	624	191,730	74.96	80.09	96.93
Fixed IO	44	12,321,261	1.62	6.727	679	280,029	73.22	87.03	97.81

Total:	4,340	$759,702,123	100.00%	7.809%	623	$175,047	76.47%	72.65%	95.94%

Distribution by Initial Periodic Cap

Initial Periodic Cap	Number of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Original FICO	Avg. Principal Balance	Weighted Avg. Original LTV	Pct. Full Doc	Pct. Owner Occupied
Fixed Rate	2,411	$353,439,481	46.52%	7.793%	633	$146,595	75.81%	80.15%	96.73%
1.00%	12	2,667,339	0.35	7.692	630	222,278	80.08	95.78	100.00
1.50%	1,897	398,161,265	52.41	7.826	614	209,890	77.06	65.95	95.16
2.00%	18	4,933,679	0.65	7.574	614	274,093	73.73	60.77	100.00
5.00%	2	500,360	0.07	8.353	582	250,180	86.07	100.00	100.00

Total:	4,340	$759,702,123	100.00%	7.809%	623	$175,047	76.47%	72.65%	95.94%

Distribution by Periodic Cap

Periodic Cap	Number of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Original FICO	Avg. Principal Balance	Weighted Avg. Original LTV	Pct. Full Doc	Pct. Owner Occupied
Fixed Rate	2,411	$353,439,481	46.52%	7.793%	633	$146,595	75.81%	80.15%	96.73%
1.00%	13	2,970,838	0.39	7.570	630	228,526	79.56	96.22	100.00
1.50%	1,897	398,161,265	52.41	7.826	614	209,890	77.06	65.95	95.16
2.00%	17	4,630,180	0.61	7.644	613	272,364	73.65	58.20	100.00
5.00%	2	500,360	0.07	8.353	582	250,180	86.07	100.00	100.00

Total:	4,340	$759,702,123	100.00%	7.809%	623	$175,047	76.47%	72.65%	95.94%

The depositor has filed with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 9519.

Distribution by Next Rate Adjustment Date

Next Rate Adjustment Date	Number of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Original FICO	Avg. Principal Balance	Weighted Avg. Original LTV	Pct. Full Doc	Pct. Owner Occupied
Fixed Rate	2,411	$353,439,481	46.52%	7.793%	633	$146,595	75.81%	80.15%	96.73%
November 2007	1	112,429	0.01	7.750	644	112,429	80.00	0.00	100.00
June 2008	1	954,556	0.13	8.499	593	954,556	85.00	100.00	100.00
July 2008	1	201,000	0.03	7.400	626	201,000	61.43	100.00	100.00
August 2008	9	2,048,627	0.27	9.098	587	227,625	83.20	58.29	80.64
September 2008	19	4,649,580	0.61	8.341	612	244,715	83.32	85.79	94.01
October 2008	40	9,452,014	1.24	7.946	621	236,300	76.62	44.28	90.75
November 2008	52	11,508,095	1.51	8.286	589	221,310	80.89	77.65	97.12
December 2008	107	22,042,039	2.90	8.062	613	206,000	75.89	68.96	97.93
January 2009	17	3,858,800	0.51	7.783	638	226,988	74.92	53.03	84.81
July 2009	1	648,000	0.09	7.200	694	648,000	90.00	0.00	100.00
August 2009	6	1,005,043	0.13	8.093	658	167,507	80.98	24.55	80.95
September 2009	29	6,200,815	0.82	8.354	632	213,821	84.62	53.40	80.51
October 2009	98	21,773,642	2.87	8.100	624	222,180	79.22	49.99	88.62
November 2009	489	100,331,907	13.21	7.860	609	205,178	77.92	71.61	95.92
December 2009	774	162,558,606	21.40	7.711	615	210,024	76.03	63.00	96.53
January 2010	126	25,188,830	3.32	7.718	607	199,911	75.07	69.62	97.87
August 2011	1	177,280	0.02	7.125	714	177,280	80.80	100.00	100.00
September 2011	1	119,072	0.02	8.250	703	119,072	80.00	0.00	100.00
October 2011	10	2,059,381	0.27	8.091	609	205,938	79.25	84.38	94.72
November 2011	55	12,519,998	1.65	7.500	622	227,636	77.26	76.44	88.38
December 2011	75	15,333,127	2.02	7.542	615	204,442	74.07	75.19	95.95
January 2012	17	3,519,800	0.46	7.420	618	207,047	78.71	75.45	100.00

Total:	4,340	$759,702,123	100.00%	7.809%	623	$175,047	76.47%	72.65%	95.94%

Distribution by Life Maximum Rate

Life Maximum Rate	Number of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Original FICO	Avg. Principal Balance	Weighted Avg. Original LTV	Pct. Full Doc	Pct. Owner Occupied
Fixed Rate	2,411	$353,439,481	46.52%	7.793%	633	$146,595	75.81%	80.15%	96.73%
11.500 - 11.999%	1	153,257	0.02	5.980	595	153,257	69.87	100.00	100.00
12.000 - 12.499%	1	507,323	0.07	6.470	702	507,323	65.55	0.00	100.00
12.500 - 12.999%	16	4,058,789	0.53	6.167	678	253,674	74.60	96.58	100.00
13.000 - 13.499%	63	16,001,706	2.11	6.393	673	253,995	73.66	67.76	96.52
13.500 - 13.999%	288	69,338,374	9.13	6.822	650	240,758	75.63	68.79	97.93
14.000 - 14.499%	281	66,925,078	8.81	7.278	626	238,168	76.28	62.47	98.05
14.500 - 14.999%	498	108,851,842	14.33	7.789	612	218,578	76.92	62.14	95.86
15.000 - 15.499%	236	48,924,425	6.44	8.256	590	207,307	79.02	66.90	96.63
15.500 - 15.999%	313	56,556,148	7.44	8.783	585	180,691	77.87	67.36	90.01
16.000% & Above	232	34,945,700	4.60	9.673	567	150,628	79.67	73.66	88.10

Total:	4,340	$759,702,123	100.00%	7.809%	623	$175,047	76.47%	72.65%	95.94%

Distribution by Margin

Margin	Number of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Original FICO	Avg. Principal Balance	Weighted Avg. Original LTV	Pct. Full Doc	Pct. Owner Occupied
Fixed Rate	2,411	$353,439,481	46.52%	7.793%	633	$146,595	75.81%	80.15%	96.73%
0.000 - 4.999%	1,187	271,037,981	35.68	7.354	627	228,339	76.20	65.54	97.05
5.000 - 5.499%	269	50,842,474	6.69	8.434	589	189,005	78.87	66.94	95.03
5.500 -5.999%	254	49,315,772	6.49	8.617	592	194,157	78.04	63.78	90.50
6.000 -6.499%	108	18,169,401	2.39	9.205	580	168,235	79.44	77.94	90.87
6.500 -6.999%	71	12,009,529	1.58	9.550	572	169,148	79.91	75.40	88.69
7.000% & Above	40	4,887,486	0.64	10.080	574	122,187	79.42	46.85	78.75

Total:	4,340	$759,702,123	100.00%	7.809%	623	$175,047	76.47%	72.65%	95.94%

The depositor has filed with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 9519.

Distribution by Prepayment Penalty Term

Prepayment Penalty Term	Number of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Original FICO	Avg. Principal Balance	Weighted Avg. Original LTV	Pct. Full Doc	Pct. Owner Occupied
None	1,255	$207,226,711	27.28%	8.108%	623	$165,121	77.78%	69.03%	96.67%
6	34	7,403,743	0.97	7.991	653	217,757	73.69	48.97	85.16
12	143	38,111,089	5.02	7.560	649	266,511	74.85	58.44	96.75
18	7	1,516,878	0.20	8.003	610	216,697	75.98	58.79	100.00
24	198	40,357,153	5.31	7.961	616	203,824	77.68	70.62	95.81
30	14	2,449,092	0.32	7.702	644	174,935	71.60	73.02	93.68
36	1,586	291,385,173	38.36	7.761	618	183,723	76.73	70.87	95.15
42	15	1,786,537	0.24	7.956	631	119,102	74.07	81.88	100.00
48	20	3,044,954	0.40	7.975	594	152,248	74.64	89.74	100.00
54	1	287,780	0.04	7.350	637	287,780	80.00	100.00	100.00
60	1,067	166,133,014	21.87	7.528	625	155,701	74.72	84.76	96.64

Total:	4,340	$759,702,123	100.00%	7.809%	623	$175,047	76.47%	72.65%	95.94%

The depositor has filed with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 9519.

FOR ADDITIONAL INFORMATION PLEASE CALL:

LEHMAN BROTHERS INC.

Residential Mortgage Finance

Diane Rinnovatore	(212) 526-5460
Matt Lewis	(212) 526-7447
Scott Stimpfel	(212) 526-5689
Chris Mellia	(212) 526-5754
Samuel Luk	(212) 526-9637
Ram Chivukula	(212) 526-0422

MBS Structuring

Sei- Hyong Park	(212) 526-0203
Manoj Gupta	(212) 526-1453

Syndicate

Dan Covello	(212) 526-9519
Patrick Quinn	(212) 526-9519
Matt Dunn	(212) 526-9519

TRADING

Alar Randmere	(212) 526-8315
David Wong	(212) 526-8315

The depositor has filed with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 9519.